Exhibit 99.1

Verisign Reports 13 Percent Year-Over-Year Revenue Growth in 2012

RESTON, VA - Jan. 24, 2013 - VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced financial results for the fourth quarter of 2012 and year ended Dec. 31, 2012.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $230 million for the fourth quarter of 2012, up 13 percent from the same quarter in 2011. Verisign reported net income of $106 million and diluted earnings per share (EPS) of $0.65 for the fourth quarter of 2012, compared to net income of $54 million and diluted EPS of $0.34 for the same quarter in 2011. The operating margin was 58.8 percent for the fourth quarter of 2012 compared to 45.6 percent for the same quarter in 2011. Results for the fourth quarter of 2012 included non-recurring pre-tax benefits of $13.6 million, split $5.8 million and $7.8 million between continuing operations and discontinued operations, respectively, primarily related to reimbursements of previously incurred litigation and defense costs, received upon settlement with the selling shareholders of a previously acquired business. Additionally, results for the fourth quarter of 2012 include pre-tax benefits of $5.5 million related to a change in the estimated bonus payout. Together these items increased the operating margin by 4.9 percent and diluted EPS by $0.07. Results for the fourth quarter of 2011 included a pre-tax, $4 million non-operating accrued expense, which was non-recurring in nature and which reduced diluted EPS by $0.02.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $96 million and diluted EPS of $0.59 for the fourth quarter of 2012, compared to net income of $64 million and diluted EPS of $0.40 for the same quarter in 2011. The non-GAAP operating margin was 62.0 percent for the fourth quarter of 2012 compared to 50.9 percent for the same quarter in 2011. Non-GAAP results for the fourth quarter of 2012 included non-recurring pre-tax benefits of $5.8 million recorded in continuing operations, primarily related to reimbursements of previously incurred litigation and defense costs, received upon settlement with the selling shareholders of a previously acquired business. Additionally, the non-GAAP results for the fourth quarter of 2012 include pre-tax benefits of $5.5 million related to a change in the estimated bonus payout. Together these items increased the operating margin by 4.9 percent and diluted EPS by $0.05. Results for the fourth quarter of 2011 included a pre-tax, $4 million non-operating accrued expense, which was non-recurring in nature and which reduced diluted EPS by $0.02. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“In 2012, Verisign marked 15 years of uninterrupted availability for .com and .net and we renewed the .com Registry Agreement for an additional six years. Our performance continues to demonstrate discipline and operational focus.  In 2013, we will continue to seek quality growth, while protecting and managing our business,” said Jim Bidzos, chairman and chief executive officer of Verisign.

2012 GAAP Financial Results
For the year ended Dec. 31, 2012, Verisign reported revenue of $874 million, up 13 percent from $772 million in 2011. Verisign reported net income of $320 million and diluted EPS of $1.95 in 2012, compared to net income of $143 million and diluted EPS of $0.86 in 2011. The operating margin for 2012 was 52.4 percent compared to 42.7 percent in 2011.

2012 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $322 million and diluted EPS of $1.97 for 2012, compared to net income of $249 million and diluted EPS of $1.49 in 2011. The non-GAAP operating margin for 2012 was 56.2 percent compared to 49.7 percent in 2011. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

Financial Highlights

•	Verisign ended the fourth quarter of 2012 with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.56 billion, an increase of $211 million from year-end 2011.

•
Cash flow from operations was $171 million for the fourth quarter of 2012 and $538 million for the full year 2012, compared with $124 million for the same quarter in 2011 and $336 million for the full year 2011.

•	Deferred revenues ended the fourth quarter of 2012 totaling $813 million, an increase of $84 million from year-end 2011.

•	Capital expenditures were $13 million in the fourth quarter and $53 million for the full year.

•
During the fourth quarter, Verisign repurchased approximately 2.3 million shares of its common stock for a cost of $94 million. During the full year 2012, Verisign repurchased approximately 7.7 million shares of its common stock for a cost of $315 million. On Dec. 5, 2012, the Board of Directors authorized the repurchase of up to approximately $458.8 million of our common stock, in addition to the approximately $541.2 million of our common stock remaining available for repurchase under the previous 2010 Share Buyback Program, for a total repurchase of up to $1.0 billion of Verisign common stock. At Dec. 31, 2012, approximately $976 million remained available and authorized for share repurchases.

•
For purposes of calculating diluted EPS, the fourth quarter diluted share count included 6.4 million shares related to the convertible debentures. These represent dilutive shares and not shares that have been issued. There was no dilution from the convertible debentures in the same quarter of 2011.

•
Due to the stock price not exceeding the convertible debentures trigger during the fourth quarter of 2012, the debentures are no longer convertible starting Jan. 1, 2013. Consequently, the debt component of the convertible debentures, the related embedded derivative, and deferred tax liability were reclassified from current liabilities to long-term liabilities, while the associated unamortized debt issuance costs were reclassified from current assets to long-term assets, as of Dec. 31, 2012.

Business and Corporate Highlights

•
Verisign Registry Services added 1.25 million net new names and ended the fourth quarter with 121.1 million active domain names in the zone for .com and .net, representing a 6.4 percent increase year over year.

•
Verisign processed 8.0 million and 33.1 million new domain name registrations for .com and .net, representing 0.9 percent and 3.0 percent increase year over year, in the fourth quarter and full year 2012 periods, respectively.

•
On Nov. 30, 2012, Verisign announced that the U.S. Department of Commerce approved the renewal of Verisign's revised agreement, on the terms described in that announcement, with the Internet Corporation for Assigned Names and Numbers (ICANN), to serve as the authoritative registry operator for the .com registry for the term commencing on Dec. 1, 2012 through Nov. 30, 2018.

•	On Dec. 19, 2012, Verisign announced that as of July 1, 2013, the registry fee for .net domain names will increase from $5.11 to $5.62.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: Discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012, and 30 percent for the other periods presented herein, both of which differ from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today's Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2012 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0637 (international). A listen-only live web cast and accompanying slide presentation of the fourth quarter and full year 2012 earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 1285042) beginning at 8:00 p.m. (EST) on Jan. 24, 2012, and will run through Feb. 1, 2012, at 7:00 p.m. (EST). An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today's conference call are available at http://investor.verisign.com.

About Verisign
VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF
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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the Department of Commerce will approve any exercise by the Company of its right to increase the price per .com domain name, under certain circumstances, and whether the Company will be able to demonstrate to the Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the 2012 .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether Verisign will be able to continue to expand its infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect the Company's business and financial results is included in Verisign's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2013 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$130,736	$1,313,349
Marketable securities	1,425,700	32,860
Accounts receivable, net	11,477	14,974
Deferred tax assets	82,812	64,751
Prepaid expenses and other current assets	30,795	21,847
Total current assets	1,681,520	1,447,781
Property and equipment, net	333,861	327,136
Goodwill and other intangible assets, net	52,527	53,848
Long-term deferred tax assets	7,299	2,758
Other long-term assets	25,325	24,656
Total long-term assets	419,012	408,398
Total assets	$2,100,532	$1,856,179
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$130,391	$156,385
Deferred revenues	564,627	502,538
Total current liabilities	695,018	658,923
Long-term deferred revenues	247,955	226,033
Convertible debentures, including contingent interest derivative	597,614	590,086
Long-term debt	100,000	100,000
Long-term deferred tax liabilities	424,970	325,527
Other long-term tax liabilities	44,298	43,717
Total long-term liabilities	1,414,837	1,285,363
Total liabilities	2,109,855	1,944,286
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 318,722 at December 31, 2012 and 316,781 at December 31, 2011; Outstanding shares: 153,392 at December 31, 2012 and 159,422 at December 31, 2011	319	317
Additional paid-in capital	19,891,291	20,135,237
Accumulated deficit	(19,900,545)	(20,220,577)
Accumulated other comprehensive loss	(388)	(3,084)
Total stockholders’ deficit	(9,323)	(88,107)
Total liabilities and stockholders’ deficit	$2,100,532	$1,856,179

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$230,196	$203,646	$873,592	$771,978
Costs and expenses:
Cost of revenues	42,040	42,016	167,600	165,246
Sales and marketing	20,753	27,772	97,809	97,432
Research and development	16,059	13,121	61,694	53,277
General and administrative	16,024	24,512	89,927	111,122
Restructuring charges	(35)	3,352	(765)	15,512
Total costs and expenses	94,841	110,773	416,265	442,589
Operating income	135,355	92,873	457,327	329,389
Interest expense	(12,657)	(11,859)	(50,196)	(147,332)
Non-operating income, net	8,596	(3,688)	5,564	11,530
Income from continuing operations before income taxes	131,294	77,326	412,695	193,587
Income tax expense	(30,205)	(31,997)	(100,210)	(55,031)
Income from continuing operations, net of tax	101,089	45,329	312,485	138,556
Income from discontinued operations, net of tax	4,552	8,485	7,547	4,335
Net income	105,641	53,814	320,032	142,891
Foreign currency translation adjustments	—	112	—	110
Increase (decrease) in unrealized gain on investments, net of tax	221	(15)	2,757	688
Realized (gain) loss on investments, net of tax, included in net income	(6)	3	(61)	(2,548)
Other comprehensive income (loss)	215	100	2,696	(1,750)
Comprehensive income	$105,856	$53,714	$322,728	$141,141

Basic income per share:
Continuing operations	$0.65	$0.28	$1.99	$0.84
Discontinued operations	0.03	0.06	0.05	0.03
Net income	$0.68	$0.34	$2.04	$0.87
Diluted income per share:
Continuing operations	$0.62	$0.28	$1.91	$0.83
Discontinued operations	0.03	0.06	0.04	0.03
Net income	$0.65	$0.34	$1.95	$0.86
Shares used to compute net income per share
Basic	154,642	159,226	156,953	165,408
Diluted	162,034	160,087	163,909	166,887

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$320,032	$142,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	54,819	55,706
Stock-based compensation	33,362	43,272
Excess tax benefit associated with stock-based compensation	(18,436)	(13,420)
Other, net	10,981	12,965
Changes in operating assets and liabilities
Accounts receivable	3,327	(251)
Prepaid expenses and other assets	(31,946)	11,043
Accounts payable and accrued liabilities	81,480	18,162
Deferred revenues	84,011	65,533
Net cash provided by operating activities	537,630	335,901
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,234,156	546,006
Purchases of marketable securities	(2,622,898)	(78,975)
Purchases of property and equipment	(53,023)	(192,660)
Other investing activities	(588)	(1,129)
Net cash (used in) provided by investing activities	(1,442,353)	273,242
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	29,303	49,983
Repurchases of common stock	(325,680)	(550,097)
Payment of dividends to stockholders	—	(463,498)
Excess tax benefit associated with stock-based compensation	18,436	13,420
Proceeds received from borrowings	—	100,000
Repayment of borrowings	—	(1,067)
Other financing activities	189	(939)
Net cash used in financing activities	(277,752)	(852,198)
Effect of exchange rate changes on cash and cash equivalents	(138)	(3,224)
Net decrease in cash and cash equivalents	(1,182,613)	(246,279)
Cash and cash equivalents at beginning of period	1,313,349	1,559,628
Cash and cash equivalents at end of period	$130,736	$1,313,349
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$41,276	$140,193
Cash paid for income taxes, net of refunds received	$19,436	$6,567

VERISIGN, INC.
STATEMENTS OF OPERATIONS RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2012		December 31, 2011
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$135,355	$105,641	$92,873	$53,814
Discontinued operations		(4,552)		(8,485)
Adjustments:
Stock-based compensation	6,971	6,971	7,165	7,165
Amortization of other intangible assets	533	533	325	325
Restructuring charges	(35)	(35)	3,352	3,352
Unrealized (gain)loss on contingent interest derivative on Convertible Debentures		(7,549)		1,625
Non-cash interest expense		1,961		1,555
Tax adjustment		(7,085)		4,593
Non-GAAP as adjusted	$142,824	$95,885	$103,715	$63,944

Revenues	$230,196		$203,646
Non-GAAP operating margin	62.0%		50.9%
Diluted shares		162,034		160,087
Per diluted share, non-GAAP as adjusted		$0.59		$0.40

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,
	2012	2011
Cost of revenues	$1,275	$1,376
Sales and marketing	1,045	1,206
Research and development	1,832	961
General and administrative	2,819	3,622
Total stock-based compensation expense	$6,971	$7,165

VERISIGN, INC.
STATEMENTS OF OPERATIONS RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Year Ended		Year Ended
	December 31, 2012		December 31, 2011
	Operating Income	Net Income	Operating Income	Net Income

GAAP as reported	$457,327	$320,032	$329,389	$142,891
Discontinued operations		(7,547)		(4,335)
Adjustments:
Stock-based compensation	33,362	33,362	37,571	37,571
Amortization of other intangible assets	1,321	1,321	1,293	1,293
Restructuring charges	(765)	(765)	15,512	15,512
Contingent interest payment to holders of Convertible Debentures		—		100,020
Unrealized (gain)loss on contingent interest derivative on Convertible Debentures		(422)		1,125
Non-cash interest expense		7,370		6,540
Tax adjustment		(30,860)		(51,663)
Non-GAAP as adjusted	$491,245	$322,491	$383,765	$248,954

Revenues	$873,592		$771,978
Non-GAAP operating margin	56.2%		49.7%
Diluted shares		163,909		166,887
Per diluted share, non-GAAP as adjusted		$1.97		$1.49

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Year Ended December 31,
	2012	2011
Cost of revenues	$5,754	$6,655
Sales and marketing	6,091	6,062
Research and development	6,023	4,926
General and administrative	15,494	19,928
Restructuring charges	—	5,701
Total stock-based compensation expense	$33,362	$43,272